                                                                                        Exhibit Exhibit 10.8

MIPS Technologies, Inc.

1998 Long-Term Incentive Plan
As amended and restated, December 6, 2007

MIPS Technologies, Inc.

1998 Long-Term Incentive Plan, as amended and restated

1.   Purpose.  The purpose of this Plan is to assist the Company and its Related Entities in attracting, motivating, retaining and rewarding high-quality Employees, officers, Directors and Consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.  The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Plan Administrator. The terms of this amended and restated Plan shall apply to all Awards granted after the Effective Date of this amended and restated Plan.  Awards granted prior to the Effective Date of this amended and restated Plan shall be governed by the terms of the Plan applicable to such Award prior to the amendment and restatement.

2.   Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below.

(a)   “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules and regulations of any stock exchange upon which the Common Stock is listed and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

(b)   “Award” means any award granted pursuant to the terms of this Plan, including an Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.

(c)   “Award Agreement” means the written agreement evidencing an Award granted under the Plan.

(d)   “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Plan Administrator to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof.  If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e)   “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(f)   “Board” means the Company’s Board of Directors.

(g)   “Cause” shall, with respect to any Participant, have the meaning specified in the Award Agreement.  In the absence of any definition in the Award Agreement, “Cause” shall have the equivalent meaning or the same meaning as “cause” or “for cause” set forth in any employment, consulting, change in control or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement, such term shall mean the termination of Participant’s employment as a result of: (i) an act of or acts of dishonesty undertaken by such Participant and intended to result in gain or personal enrichment of the Participant, (ii) persistent failure to perform the duties and obligations of such Participant which is not remedied in a reasonable period of time after receipt of written notice from the Company, (iii) violation of confidentiality or proprietary information obligations to or agreements entered into with the Company, (iv) use, sale or distribution of illegal drugs on the Company’s premises, (v) threatening, intimidating or coercing or harassing fellow employees, or (vi) the conviction of or plea of nolo contendere by such Participant to a felony.  The good faith determination by the Plan Administrator of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(h)   “Change in Control” means and shall be deemed to have occurred on the earliest of the following dates:

(i)   the date on which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), obtains “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act) or a pecuniary interest in thirty five percent (35%) or more of the Voting Stock;

(ii)   the consummation of a merger, consolidation, reorganization or similar transaction other than a transaction: (1) (a) in which substantially all of the holders of Company’s Voting Stock hold or receive directly or indirectly fifty percent (50%) or more of the voting stock of the resulting entity or a parent company thereof, in substantially the same proportions as their ownership of the Company immediately prior to the transaction; or (2) in which the holders of Company’s capital stock immediately before such transaction will, immediately after such transaction, hold as a group on a fully diluted basis the ability to elect at least a majority of the directors of the surviving corporation (or a parent company);

(iii)   there is consummated a sale or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, fifty percent (50%) or more of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license or other disposition;

(iv)   individuals who, on the date this Plan is adopted by the Board, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For purposes of determining whether a Change in Control has occurred, a transaction includes all transactions in a series of related transactions, and terms used in this definition but not defined are used as defined in the Plan.  The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(i)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j)   “Committee” means a committee designated by the Board to administer the Plan with respect to at least a group of Employees, Directors or Consultants.  A Committee may be composed of Directors or, to the extent permitted under Applicable Laws, officers of the Company or any other persons, as determined by the Plan Administrator.

(k)   “Company” means MIPS Technologies, Inc., a Delaware corporation.

(l)   “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m)   “Continuous Service” means uninterrupted provision of services to the Company or any Related Entity in the capacity as either an officer, Employee, Director or Consultant.  Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in the capacity as either an officer, Employee, Director or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in the capacity as either an officer, Employee, Director, Consultant (except as otherwise provided in the Award Agreement).  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, three (3) months after such ninety (90) day leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(n)   “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)   a sale, or other disposition of a significant portion of the consolidated assets of the Company and its Subsidiaries, as determined by the Plan Administrator;

(ii)   a sale or other disposition of more than twenty percent (20%) of the outstanding securities of the Company; or

(iii)   a merger, consolidation, reorganization or similar transaction, whether or not the Company is the surviving corporation.

(o)   “Covered Employee” means an Eligible Person who is subject to Section 162(m) of the Code.

(p)   “Director” means a member of the Board or the board of directors of any Related Entity.

(q)   “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Plan Administrator.

(r)   “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares or other periodic payments.

(s)   “Effective Date” means the effective date of this Plan, which shall be the date the amended and restated 1998 Long-Term Incentive Plan, as adopted by the Board, is approved by the stockholders of the Company.

(t)   “Eligible Person” means each officer, Director, Employee or Consultant.  The foregoing notwithstanding, only employees of the Company, any Parent or any Subsidiary shall be Eligible Persons for purposes of receiving Incentive Stock Options.  An Employee on leave of absence may be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(u)   “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(w)   “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(x)   “Existing Plans” means the Company’s 2002 Non-Qualified Stock Option Plan and the Directors’ Stock Option Plan.

(y)   “Extraordinary Circumstances” means (i) a Participant’s death, disability or retirement or (ii) a Change in Control of the Company or any termination of a Participant’s employment with the Company or Continuous Service as a result of a Change in Control of the Company.

(z)   “Fair Market Value” means the fair market value of Shares, Awards or other property as determined by the Plan Administrator, or under procedures established by the Plan Administrator.  Unless otherwise determined by the Plan Administrator, the Fair Market Value of Shares as of any given date, after which the Shares are publicly traded on a stock exchange or market, shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Shares is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(aa)   “Good Reason” shall, with respect to any Participant, have the meaning specified in the Award Agreement.  In the absence of any definition in the Award Agreement, “Good Reason” shall have the equivalent meaning (or the same meaning as “good reason” or “for good reason”) set forth in any employment, consulting, change in control or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such definition in such agreement(s), such term shall mean the voluntary resignation of Participant as a result of (i) the Company reducing by ten percent (10%) or more the Participant’s compensation at the rate in effect immediately prior to the Change in Control or (ii) without the Participant’s express written consent, the Company requires the participant  to change the location of his or her job or office, so that he or she will be based at a location more than fifty (50) miles from the location of his or her job or office immediately prior to the Change in Control.  For these purposes, “Compensation” means base salary, exclusive of bonus, incentive compensation and shift differential, paid by the Company as consideration for Participant’s service.

(bb)   “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(cc)   “Non-Employee Director” means a Director of the Company who is not an Employee.

(dd)   “Non-Qualified Stock Option” means any Option that is not intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(ee)   “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.

(ff)   “Other Stock-Based Awards” means Awards granted to a Participant pursuant to Section 6(i) hereof.

(gg)   “Parent” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(hh)   “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(ii)   “Performance Award” means a right, granted to an Eligible Person under Section 6(h) hereof, to receive Awards based upon performance criteria specified by the Plan Administrator.

(jj)   “Performance Period” means that period established by the Plan Administrator at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Plan Administrator with respect to such Award are to be measured.

(kk)   “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 12(d) thereof.

(ll)   “Plan” means this MIPS Technologies, Inc. 1998 Long-Term Incentive Plan, as amended and restated.

(mm)   “Plan Administrator” means the Board or any Committee delegated by the Board to administer the Plan.  There may be different Plan Administrators with respect to different groups of Eligible Persons.

(nn)   “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity designated by the Plan Administrator in which the Company, a Parent or a Subsidiary, directly or indirectly, holds a substantial ownership interest.

(oo)   “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions, including a risk of forfeiture.

(pp)   “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(qq)   “Share” means a share of the Company’s Common Stock, and the share of such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(rr)   “Stock” means the Company’s Common Stock, and such other securities as may be substituted (or resubstituted) for the Company’s Common Stock pursuant to Section 10(c) hereof.

(ss)   “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 6(c) hereof.

(tt)   “Stock Unit” means a right, granted to a Participant pursuant to Section 6(e) hereof, to receive Shares, cash or a combination thereof at the end of a specified period of time.

(uu)   “Subsidiary” means any corporation (other than the Company), whether now or hereafter existing, in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(vv)   “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(ww)   “Voting Stock” means the stock of the Company with a right to vote for the election of Directors.

3.   Administration.

(a)   Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).  The Board and/or Committee(s) administering the Plan shall be the Plan Administrator.

(b)   Powers of the Plan Administrator.  The Plan Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan (including Section 8(e)):

(i)   To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares or cash pursuant to an Award; and the number of Shares or amount of cash with respect to which an Award shall be granted to each such person.

(ii)   To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Plan Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii)   To amend the Plan or an Award as provided in Section 10(e).

(iv)   To terminate or suspend the Plan as provided in Section 10(e).

(v)   To adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.

(vi)   To prescribe, amend and rescind rules and procedures relating to the Plan.

(vii)   Generally, to exercise such powers and to perform such acts as the Plan Administrator deems necessary or appropriate to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c)   Delegation to Committee.

(i)   General.  The Board may delegate administration of the Plan to a Committee or Committees, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, to the extent delegated by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.  In addition, even if the Board has delegated administration in one or more Committees, the Board may act concurrently with any such Committees to administer the Plan.

(ii)   Section 162(m), Rule 16b-3 and Stock Exchange Compliance.  In the discretion of the Board, the Committee may consist solely of two or more “Outside Directors”, in accordance with Section 162(m) of the Code, solely of two or more “Non-Employee Directors”, in accordance with Rule 16b-3 and/or two or more Directors who are “independent” as defined by any national securities exchange on which the Stock is listed.  In addition, the Plan Administrator may delegate to a committee of two or more members of the Board the authority to grant Awards to Eligible Persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award, (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (c) not then subject to Section 16 of the Exchange Act.

(d)   Effect of Plan Administrator’s Decision.  All determinations, interpretations and constructions made by the Plan Administrator shall be made in good faith and shall not be subject to review by any person and shall be final, binding and conclusive for all purposes and upon on all interested persons.

(e)   Limitation of Liability.  The Board and any Committee(s), and each member thereof, who act as the Plan Administrator, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan.  Members of the Board and any Committee(s), and any officer or Employee acting at the direction or on behalf of the Board and any Committee(s), shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

(f)   Administration of the Plan for Non-Employee Directors.  Notwithstanding the foregoing, all Awards granted to the Non-Employee Directors shall be approved by a majority of the Directors who qualify as independent under the stock exchange rules with which the Company complies or a Committee composed solely of such independent Directors.

4.   Shares Issuable Under the Plan.

(a)   Number of Shares Available for Issuance under the Plan.  Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares reserved and available for issuance in connection with Awards shall be 16,931,936.  (For purposes of clarification, the amount listed in the prior sentence is composed of all Shares available for issuance and all Shares subject to outstanding Awards under the 1998 Long-Term Incentive Plan prior to the 2007 amendment and restatement, other than Restricted Stock.)  Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share subject to the Option or Stock Appreciation Right. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 2.07 Shares for every one (1) Share subject to such Award.  Any Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  Further, if Shares subject to any such Award (other than Shares subject to an Option or Stock Appreciation Right) are not issued pursuant and thereby would be returned to the Plan to Section 4(b), 2.07 times the number of Shares subject to such Award will be returned to the Plan and will again become available for issuance.

(b)   Availability of Shares Not Issued pursuant to Awards.

(i)   If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance revert to and again become available for issuance under the Plan, subject to Section 4(b)(iii) below.  (For purposes of clarification, this Section shall apply to Awards granted both prior to and after the 2007 amendment and restatement of the 1998 Long-Term Incentive Plan.)  If any Shares subject to an award granted under the Existing Plans are forfeited, expire or otherwise terminate without issuance of such Shares or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, revert to and again become available for issuance under the Plan, subject to Section 4(b)(iii) below.

(ii)   If any Shares issued pursuant to an Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the Shares forfeited or repurchased shall revert to and again become available for issuance under the Plan, subject to Section 4(b) (iii) below.  (For purposes of clarification, this Section shall apply to Awards granted both prior to and after the 2007 amendment and restatement of the 1998 Long-Term Incentive Plan.)  If any Shares issued pursuant to an award granted under the Existing Plans are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the Shares forfeited or repurchased shall revert to and again become available for issuance under the Plan, subject to Section 4(b) (iii) below.

(iii)   Notwithstanding anything in this Section 4(b) to the contrary, solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options, the maximum aggregate number of Shares that may be granted under this Plan through Incentive Stock Options shall be determined without regard to any Shares restored pursuant to this Section 4(b) that, if taken into account, would cause the Plan, for purposes of the grant of Incentive Stock Options, to fail the requirement under Code Section 422 that the Plan designate a maximum aggregate number of shares that may be issued.

(iv)   Shares subject to a Stock Appreciation Right shall be deducted from the Plan share reserve based on the gross number of Shares exercised and not deducted based on than the net number of Shares delivered.  Shares subject to an Award that are retained by the Company to pay withholding taxes shall be deducted from the Plan share reserve and shall not become available again for issuance under the Plan.  Shares subject to an Option that are deducted by the Company to pay the exercise price of the Option shall be deducted from the Plan share reserve and shall not become available again for issuance under the Plan.

(c)   Application of Limitations.  The Plan Administrator may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and may make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.

(d)           Effect of Substitute Awards on Shares Available for Issuance.  Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.  Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

5.   Eligibility; Per-Person Award Limitations.  Awards may be granted under the Plan only to Eligible Persons.

In any one calendar year, an Eligible Person may not be granted Options or Stock Appreciation Rights under which more than the aggregate number of shares reserved under the Plan as of the date of stockholder approval of the Plan could be received by the Participant, subject to adjustment as provided in Section 10(c).  In any one calendar year, an Eligible Person may not be granted Awards subject to vesting based on the performance objectives of Section 7 under which more than the aggregate number of shares reserved under the Plan as of the date of stockholder approval of the Plan could be received by the Participant in any one calendar year, subject to adjustment as provided in Section 10(c).  In addition, the maximum dollar value payable in cash to any one Participant with respect to Performance Awards vesting based on the performance objectives of Section 7 is $5,000,000 per calendar year.

6.   Terms and Conditions of Awards.

(a)   General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Plan Administrator may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Plan Administrator shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award.  The Plan Administrator shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.

(b)   Options.  The Plan Administrator is authorized to grant Options to any Eligible Person on the following terms and conditions:

(i)   Stock Option Agreement.  Each grant of an Option shall be evidenced by an Award Agreement.  Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement.  The provisions of the various Award Agreements entered into under the Plan need not be identical.

(ii)   Number of Shares.  The Plan Administrator shall determine and each Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10(c) hereof.  The Award Agreement shall also specify whether the Stock Option is an Incentive Stock Option or a Non-Qualified Stock Option.

(iii)   Exercise Price.

(A)   In General.  The Plan Administrator shall determine and each Award Agreement shall state the price at which Shares subject to the Option may be purchased (the “Exercise Price”), which shall be not less than 100% of the Fair Market Value of the Stock on the date of grant, other than in connection with Substitute Awards.

(B)   Ten Percent Stockholder.  If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary, any Incentive Stock Option granted to such Employee must have an exercise price per Share of at least 110% of the Fair Market Value of a Share on the date of grant.

(iv)   Time and Method of Exercise.

(A)   General.   The Plan Administrator shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including, in the discretion of the Plan Administrator, a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, net exercise, other Awards or awards granted under other plans of the Company or a Related Entity, other property (including contractual obligations of Participants to make payment on a deferred basis) or any other form of consideration legally permissible, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(B)   Accelerated Vesting Upon Death or Disability.    In the event a Participant terminates his or her service with the Company, its parent or a Subsidiary due to Participant's death or disability (as defined in Section 22(e)(3) of the Code), unless otherwise provided by the Plan Administrator with respect to an Option and set forth in the Award Agreement, all Stock Options granted to Participant shall become fully vested and exercisable upon such termination and remain exercisable for the period of time stated in the Participant's Award Document (or this Plan if not specified in the Award Document).

(v)   Termination of Service.  Subject to earlier termination of the Option as otherwise provided in the Plan and unless otherwise provided by the Plan Administrator with respect to an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant’s termination of Continuous Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate and no longer be exercisable:

(A)   Death or Disability.  If the Participant’s Continuous Service terminates because of the death or Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant (or the Participant’s legal representative or estate) at any time prior to the expiration of twelve (12) months (or such other period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(B)   Other Termination of Service.  If the Participant’s Continuous Service terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Continuous Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Plan Administrator, in its discretion) after the date on which the Participant’s Continuous Service terminated, but in any event only with respect to the vested portion of the Option and no later than the Option Expiration Date.

(C)   Extension.  Notwithstanding the foregoing, if the Participant's Continuous Service terminates as provided in Sections 6(b)(v)(A) or 6(b)(v)(B), and the Participant is precluded either by Applicable Laws from receiving the Shares upon the exercise of the Participant's Option, so that the Participant has less than thirty (30) days during the period from the termination of Participant's Continuous Service to the expiration date of the Option in which the Participant would be permitted under federal or state securities laws to either exercise the Option and receive the Shares, then the period for exercising this Option following the termination of Participant's Continuous Service shall automatically be extended so that the Participant has a period of thirty (30) days in which to exercise the Participant's Option measured from the date the Company may legally issue the Shares subject to the Option to Participant. In no event shall the Option be exercisable after the maximum term provided for the Option. The determination of whether the Company is precluded by Applicable Laws from issuing the Shares upon the exercise of the Option shall be made by the Plan Administrator and such determination shall be final, binding and conclusive.

(vi)   Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.  If and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(1)           The Option shall not be exercisable more than seven (7) years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary and the Incentive Stock Option is granted to such Participant, the Incentive Stock Option shall not be exercisable (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(2)           If the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company, its Parent or any Subsidiary are exercisable for the first time by a Participant during any calendar year in excess of $100,000, then such Participant’s Incentive Stock Option(s) or portions thereof that exceed such $100,000 limit shall be treated as Non-Qualified Stock Options (in the reverse order in which they were granted, so that the last Incentive Stock Option will be the first treated as a Non-Qualified Stock Option).  This paragraph shall only apply to the extent such limitation is applicable under the Code at the time of the grant.

(vii)   Maximum Term.  Except as otherwise provided in this Plan with respect to Incentive Stock Options, the maximum term for an Option shall be seven (7) years from the grant date of the Option.

(c)   Stock Appreciation Rights.  The Plan Administrator is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(i)   Agreement.   Each grant of a Stock Appreciation Right shall be evidenced by an Award Agreement.  Such Award Agreement shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Plan Administrator deems appropriate for inclusion in the Award Agreement.  The provisions of the various Award Agreements entered into under the Plan need not be identical.

(ii)   Right to Payment.  A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Plan Administrator.  The per Share grant price of each Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the grant date, other than in connection with Substitute Awards.

(iii)   Other Terms.  The Plan Administrator shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the form of payment upon exercise of Shares, cash or other property, the method of exercise, method of settlement, form of consideration payable in settlement (either cash, Shares or other property), method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.  Stock Appreciation Rights may be either freestanding or in tandem with other Awards.  The maximum term for a Stock Appreciation Right shall be seven (7) years from the grant date of the Stock Appreciation Right.

(d)   Restricted Stock.  The Plan Administrator is authorized to grant Restricted Stock to any Eligible Person on the following terms and conditions:

(i)   Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Administrator may impose, or as otherwise provided in this Plan.  The terms of any Restricted Stock granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan.  Any restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Administrator may determine at the date of grant or thereafter.  Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Administrator).  During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.  Notwithstanding the foregoing, all grants of Restricted Stock shall comply with the vesting terms of Section 8(f).

(ii)   Forfeiture.  Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited to or reacquired by the Company; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.  Notwithstanding the foregoing, all grants of Restricted Stock shall comply with the vesting acceleration requirements of Section 8(g).

(iii)   Certificates for Shares.  Restricted Stock granted under the Plan may be evidenced in such manner as the Plan Administrator shall determine.  If certificates representing Restricted Stock are registered in the name of the Participant, the Plan Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, that the certificates be kept with an escrow agent and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)   Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Plan Administrator may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan.  Unless otherwise determined by the Plan Administrator, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed.

(e)   Stock Units.  The Plan Administrator is authorized to grant Stock Units to Participants, which are rights to receive Shares, cash or other property, or a combination thereof at the end of a specified time period, subject to the following terms and conditions:

(i)   Award and Restrictions.  Satisfaction of an Award of Stock Units shall occur upon expiration of the time period specified for such Stock Units by the Plan Administrator (or, if permitted by the Plan Administrator, as elected by the Participant).  In addition, Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Plan Administrator may impose, if any, which restrictions may lapse at the expiration of the time period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Plan Administrator may determine.  The terms of an Award of Stock Units shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan.  Stock Units may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of Shares covered by the Stock Units, or a combination thereof, as determined by the Plan Administrator at the date of grant or thereafter.  Prior to satisfaction of an Award of Stock Units, an Award of Stock Units carries no voting or dividend or other rights associated with share ownership.  Notwithstanding the foregoing, all grants of Stock Units shall comply with the vesting terms of Section 8(f).  Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Stock Unit shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

(ii)   Forfeiture.  Except as otherwise determined by the Plan Administrator, upon termination of a Participant’s Continuous Service during the applicable time period thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Stock Units), the Participant’s Stock Units (other than those Stock Units subject to deferral at the election of the Participant) shall be forfeited; provided that the Plan Administrator may provide, by rule or regulation or in any Award Agreement or may determine in any individual case, that restrictions or forfeiture conditions relating to Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Plan Administrator may in other cases waive in whole or in part the forfeiture of Stock Units.  Notwithstanding the foregoing, all grants of Stock Units shall comply with the vesting acceleration requirements of Section 8(g).

(iii)   Dividend Equivalents.  Unless otherwise determined by the Plan Administrator at date of grant, any Dividend Equivalents that are granted with respect to any Award of Stock Units shall be either (A) paid with respect to such Stock Units at the dividend payment date in cash or in Shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends or (B) deferred with respect to such Stock Units and the amount or value thereof automatically deemed reinvested in additional Stock Units, other Awards or other investment vehicles, as the Plan Administrator shall determine or permit the Participant to elect.

(f)   Awards in Lieu of Obligations.  The Plan Administrator is authorized to grant Shares or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Plan Administrator to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act.  Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Plan Administrator.  Notwithstanding the foregoing, all grant Shares pursuant to this Section shall comply with the vesting terms of Section 8(f) and the vesting acceleration requirements of Section 8(g).

(g)   Dividend Equivalents.  The Plan Administrator is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.  The terms of an Award of Dividend Equivalents shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan.  The Plan Administrator may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Plan Administrator may specify.  Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each Dividend Equivalent shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.

(h)   Performance Awards.  The Plan Administrator is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, other property, or other Awards, on terms and conditions established by the Plan Administrator, including Awards subject to the provisions of Section 7, if and to the extent that the Plan Administrator shall, in its sole discretion, determine that an Award shall be subject to those provisions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Plan Administrator upon the grant of each Performance Award.  Except as provided in this Plan or as may be provided in an Award Agreement,

Performance Awards will be distributed only after the end of the relevant Performance Period.  The performance goals to be achieved for each Performance Period shall be conclusively determined by the Plan Administrator and may be based upon the criteria set forth in Section 7(b), or in the case of an Award that the Plan Administrator determines shall not be subject to Section 7 hereof, any other criteria that the Plan Administrator, in its sole discretion, shall determine should be used for that purpose.  The amount of the Award to be distributed shall be conclusively determined by the Plan Administrator.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Plan Administrator, on a deferred basis.  Notwithstanding the foregoing, all grants of Performance Awards which would qualify as Full Value Awards (as defined in Section 8(f)) shall comply with the vesting terms of Section 8(f) and the vesting acceleration requirements of Section 8(g).

(i)   Other Stock-Based Awards.  The Plan Administrator is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Plan Administrator to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Plan Administrator, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units.  The Plan Administrator shall determine the terms and conditions of such Awards.  The terms of any Award pursuant to this Section shall be set forth in a written Award Agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with the Plan.  Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Plan Administrator shall determine.   Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).  Notwithstanding any other provision of the Plan, unless otherwise exempt from Section 409A of the Code or otherwise specifically determined by the Plan Administrator, each such Award shall be structured to avoid the imposition of any excise tax under Section 409A of the Code.  Notwithstanding the foregoing, all grants of Other Stock Based Awards which would qualify as Full Value Awards (as defined in Section 8(f)) shall comply with the vesting terms of Section 8(f) and the vesting acceleration requirements of Section 8(g).

7.   Tax Qualified Performance Awards.

(a)   Covered Employees.  A Committee, composed in compliance with the requirements of Section 162(m) of the Code, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 7 shall be applicable to such Award.

(b)   Performance Criteria.  If an Award is subject to this Section 7, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals.  Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.”  One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or gross margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total stockholder return; and (13) debt reduction.  Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company.  The Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

(c)   Performance Period; Timing for Establishing Performance Goals.  Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period, as specified by the Committee.  Performance goals shall be established not later than ninety (90) days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)   Adjustments.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 7, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 7.  The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.

(e)   Committee Certification.  Within a reasonable period of time after the performance criteria have been satisfied, to the extent necessary to qualify the payments as "performance based compensation" under Section 162(m) of the Code, the Committee shall certify, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied.

8.   Certain Provisions Applicable to Awards.

(a)   Stand-Alone, Additional, Tandem and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Plan Administrator, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award (except as provided in Section 8(e)) or any award granted under another plan of the Company, any Related Entity or any other right of a Participant to receive payment from the Company or any Related Entity.  Such additional, tandem, and substitute or exchange Awards may be granted at any time.  If an Award is granted in substitution or exchange for another Award or award, the Plan Administrator shall require the surrender of such other Award or award in consideration for the grant of the new Award.  In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity.

(b)   Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Plan Administrator shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis.  The settlement of any Award may be accelerated, and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Plan Administrator or upon occurrence of one or more specified events (in addition to a Change in Control).  Installment or deferred payments may be required by the Plan Administrator (subject to Section 10(g) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Plan Administrator.  Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

(c)   Exemptions from Section 16(b) Liability.  It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c) (3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant).  Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c) (3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c) (3) so that such Participant shall avoid liability under Section 16(b).

(d)   Code Section 409A.  If and to the extent that the Plan Administrator believes that any Awards may constitute a “nonqualified deferred compensation plan” under Section 409A of the Code, the terms and conditions set forth in the Award Agreement for that Award shall be drafted in a manner that is intended to comply with, and shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code, unless otherwise agreed to in writing by the Participant and the Company.

(e)   No Repricings. Other than for a capitalization adjustment pursuant to Section 10(c), without approval of the Company’s stockholders, the Plan Administrator shall not be permitted to (A) lower the exercise price per Share of an Option or Stock Appreciation Right after it is granted, (B) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award or cash, or (C) take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing.

(f)   Vesting Restrictions for Full Value Awards.  Except for Substitute Awards and Awards referred to in Section 8(a), each Award of Restricted Stock, Stock Units, Bonus Stock, a Performance Award or Other Stock Based Award where the Participant is not required to pay more than the par value of the Award in cash for the Shares delivered (each a  “Full Value Award”) shall have a minimum vesting schedule of (A) with respect to Full Value Awards that vest over time, a three (3) year vesting schedule with a maximum of one-third (1/3rd) of the Full Value Award vesting in any one (1) year; (B) with respect to Full Value Awards that vest based upon the achievement of performance goals, the performance period shall be a minimum of one (1) year in length; provided, however, beginning after the Effective Date, that up to five percent (5%) of the Shares reserved under the Plan may be granted as Full Value Awards that are either (i) not subject to the vesting requirements of this Section 8(f) or (ii) where such vesting requirements are waived for reasons other than Extraordinary Circumstances.

(g)   Vesting Acceleration for Full Value Awards.  Except with respect to Extraordinary Circumstances, the Plan Administrator may not waive the forfeiture or repurchase rights with respect to the unvested portion of any Full Value Award, where the forfeiture or repurchase would otherwise occur upon the cessation of the Participant’s Continuous Service or the non-attainment of the performance objectives applicable to the Full Value Award; provided, however, that beginning after the Effective Date, up to five percent (5%) of the Shares reserved under the Plan may be granted as Full Value Awards that are either (i) not subject to the vesting requirements of Section 8(f) or (ii) where such vesting requirements are waived for reasons other than Extraordinary Circumstances.

9.   Change in Control; Corporate Transaction.

(a)   Change in Control.

(i)   Except as otherwise provided for in the Award Agreement, in the event of an involuntary termination of an Employee’s employment by the Company or a Subsidiary without Cause, or the termination by the Employee of the Employee’s employment with the Company or a Subsidiary for Good Reason within twenty-four (24) months after a Change in Control of the Company, then the following shall occur:  (i) all of such Employee’s outstanding Stock Options and Stock Appreciation Rights shall become vested and exercisable; (ii) all restrictions and conditions of all Stock Units and Restricted Stock held by such Employee shall lapse and the Shares subject to any Stock Unit Award shall be delivered and (iii) all other Awards held by such Employee shall be fully earned, vested and all restrictions shall lapse.

(ii)   In addition to the terms of Section 9(a) (i) above, the Plan Administrator may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions or expiration of deferral of any Award, including upon a Change in Control.  In addition, the Plan Administrator may provide in an Award Agreement that the performance goals relating to any Award will be deemed to have been met upon the occurrence of any Change in Control.

(iii)   In addition to the terms of Sections 9(a)(i) and (ii) above, the effect of a “change in control,” may be provided (1) in an employment, compensation or severance agreement, if any, between the Company or any Related Entity and the Participant, relating to the Participant’s employment, compensation or severance with or from the Company or such Related Entity or (2) in the Award Agreement.

(b)   Corporate Transactions.  In the event of a Corporate Transaction, any surviving entity or acquiring entity (together, the “Successor Entity”) may either (i) assume any or all Awards outstanding under the Plan; (ii) continue any or all Awards outstanding under the Plan; or (iii) substitute similar stock awards for outstanding Awards (it being understood that similar awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction); provided that if the Corporate Transaction is not a Change in Control, each outstanding Award shall be either assumed, continued or substituted pursuant to the terms of  this Section.  In the event that the Successor Entity does not assume or continue any or all such outstanding Awards or substitute similar stock awards for such outstanding Awards, then with respect to Awards that have been not assumed, continued or substituted, such Awards shall terminate if not exercised (if applicable) at or prior to such effective time (contingent upon the effectiveness of the Corporate Transaction).

In the event that the Successor Entity in a Corporate Transaction refuses to assume, continue or substitute for an Award, then the Award shall fully vest and be exercisable (if applicable) as to all of the Shares subject to such Award, including Shares as to which such Award would not otherwise be vested or, if applicable, exercisable.  If an Award becomes fully vested and, if applicable, exercisable in lieu of assumption, continuation or substitution in the event of a Corporate

Transaction, the Plan Administrator shall notify the Participant in writing or electronically at least five (5) business days prior to the effective time of the Corporate Transaction that the Award shall be fully vested and, if applicable, exercisable immediately prior to and contingent upon the effective time of the Corporate Transaction.  For the purposes of this Section, an Award shall be considered assumed or substituted if, following the Corporate Transaction, (i) to the extent applicable, the substituted or assumed award complies with the terms of Treasury Regulation Section 1.424-1(a) and (ii) the assumed or substituted award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Stock for each Share held on the effective time of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Entity, the Plan Administrator may, with the consent of the Successor Entity, provide for the consideration to be received from the Award (of, if applicable, upon the exercise of the Award), for each Share subject to the Award, to be solely common stock of the Successor Entity equal in fair market value to the per share consideration received by holders of common stock in the Corporate Transaction.  An Award shall be considered continued if the Award continues in accordance with its terms, with the number of Shares subject to the Award and the Award’s exercise price, if applicable, adjusted as necessary pursuant to Section 10(c) for the Corporate Transaction.  The Plan Administrator, in its sole discretion, shall determine whether each Award has been assumed, continued, substituted or terminated pursuant to the terms of this Section.

The Plan Administrator, in its discretion and without the consent of any Participant, may (but is not obligated to) either (i) accelerate the vesting of any Awards (determined on an Award by Award basis), including permitting the lapse of any repurchase rights held by the Company (and, if applicable, the time at which such Awards may be exercised), in full or as to some percentage of the Award, to a date prior to the effective time of such Corporate Transaction as the Plan Administrator shall determine (contingent upon the effectiveness of the Corporate Transaction) or (ii) provide for a cash payment in exchange for the termination of an Award or any portion thereof where such cash payment is equal to the Fair Market Value of the Shares that the Participant would receive if the Award were fully vested and exercisable (if applicable) as of such date (less any applicable exercise price).

Notwithstanding any other provision in this Plan to the contrary, with respect to Restricted Stock and any other Award granted under the Plan with respect to which the Company has any reacquisition or repurchase rights, the reacquisition or repurchase rights for such Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company) in connection with such Corporate Transaction.  In the event any such rights are not continued or assigned to the Successor Entity, then such rights shall lapse and the Award shall be fully vested as of the effective time of the Corporate Transaction.  In addition, the Plan Administrator, in its discretion, may (but is not obligated to) provide that any reacquisition or repurchase rights held by the Company with respect to any such Awards (determined on an Award by Award basis) shall lapse in whole or in part (contingent upon the effectiveness of the Corporate Transaction).

(c)   Dissolution or Liquidation.  In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and Shares subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

10. General Provisions.

(a)   Compliance with Legal and Other Requirements.  The Company may, to the extent deemed necessary or advisable by the Plan Administrator, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Shares or other Company securities are listed or quoted or compliance with any other obligation of the Company, as the Plan Administrator may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements or other obligations.

(b)   Limits on Transferability; Beneficiaries.  Except as provided in the Award Agreement, a Participant may not assign, sell, transfer or otherwise encumber or subject to any lien any Award or other right or interest granted under this Plan, in whole or in part, other than by will or by operation of the laws of descent and distribution, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.  An Award Agreement shall not permit the transfer of the Award to a third party for consideration or in exchange for a payment of cash or other property.

(c)   Adjustments.

(i)   Capitalization Adjustments.

(A)   In the event that any Stock dividend, forward or reverse split, merger, consolidation, combination or other similar corporate transaction or event affects the Stock, then the Plan Administrator shall substitute, exchange, or adjust any or all of the following in a manner that precludes the enlargement or dilution of rights and benefits under such Awards in comparison to the securities underlying each such Award: (A) the number and kind of Shares reserved for issuance in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.

(B)   In the event that a dividend or other distribution in the form of cash or other property (but excluding a dividend paid in Stock), recapitalization, reorganization, spin-off, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Plan Administrator to be appropriate, then the Plan Administrator shall, in such manner as the Plan Administrator may deem equitable, substitute, exchange, or adjust any or all of (A) the number and kind of Shares reserved for issuance in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Plan Administrator determines to be appropriate.

(ii)   Other Adjustments.  The Plan Administrator (which shall be a Committee to the extent such authority is required to be exercised by a Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Awards subject to performance goals) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Plan Administrator’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights or Performance Awards granted to Participants designated by the Plan Administrator as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d)   Taxes.  The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Plan Administrator may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Plan Administrator.

(e)   Changes to the Plan and Awards.  The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants.  Any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders if such stockholder approval is required under applicable law or under the rules of the primary stock exchange on which the Shares are listed or if such stockholder approval is otherwise deemed necessary and advisable by the Board. However, without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuance or termination of the Plan may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.  The Plan Administrator may waive any conditions or rights under or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such action may materially and adversely affect the rights of such Participant under such Award.

(f)   Limitation on Rights Conferred Under Plan.  Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred Shares in accordance with the terms of an Award.

(g)   Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant or obligations to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Plan Administrator may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property or make other arrangements to meet the Company’s obligations under the Plan.  Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Plan Administrator otherwise determines with the consent of each affected Participant.  The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Plan Administrator may specify and in accordance with applicable law.

(h)   Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Plan Administrator to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i)   Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Plan Administrator shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)   Governing Law.  The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of laws, and applicable federal law.

(k)   Plan Effective Date and Stockholder Approval; Termination of Plan.  The Plan, as amended and restated, shall become effective on the Effective Date.  The Plan shall terminate no later than the later of (x) the fifth (5th) anniversary of the Effective Date and (y) ten (10) years from the date of the last increase in the number of shares reserved for issuance under the Plan is approved by the Board (so long as such increase is also approved by the stockholders).